FORM OF
                                      AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT

     This Amendment No. 1 to the Management Agreement (the "Agreement") dated July 22, 1999, by and between Endeavor Series Trust and Endeavor Management Co. (the "Manager"), is entered into effective the 28th day of April, 2000.

         WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

         NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement regarding management fees is amended as follows, to be effective as of May 1, 2000:


  Portfolio                                       Percentage of daily net assets
  ---------                                       ------------------------------
Endeavor Select Portfolio                              1.00%

     2. All other terms and conditions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 28th day of April, 2000.

                                                          ENDEAVOR SERIES TRUST


                                                         By:
                                                         Name:
                                                        Title:

                                                       ENDEAVOR MANAGEMENT CO.


                                                       By:
                                                       Name:
                                                      Title:




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